                                                                   EXHIBIT 10.19

                             LEASE AMENDMENT III

     The parties to this Amendment are Westlake Center Associates Limited Partnership, a Washington limited partnership, hereinafter called "Lessor", and PRIMUS KNOWLEDGE SOLUTIONS, INC. formerly doing business as PRIMUS COMMUNICATIONS, formerly known as SYMBOLOGIC CORPORATION hereinafter called "Lessee."

     Whereas the parties hereto have heretofore entered into a Lease executed under the date of July 28, 1995, in and to 8,065 square feet on the Eighteenth Floor and 16,660 square feet on the Nineteenth Floor, for a combined total of 24,725 square feet, known as Suite 1900, and further amended by a Lease Amendment executed under the date of January 27, 1999 in and to 11,686 square feet on the Eighteenth Floor and 16,660 square feet on the Nineteenth Floor, for a combined total of 28,346 square feet, known as Suite 1900 and further amended by a Lease Amendment executed under the date of February 11, 2000 in and to 16,660 square feet on the Eighteenth Floor, 16,660 square feet on the Nineteenth Floor and 16,430 square feet on the Tenth Floor, for a combined total of 49,750 square feet, known as Suite 1900, the following described premises in the City of Seattle, County of King, State of Washington, to wit:

          Lots 1, 2, 3, 7, 8, 9, 10, 11 and 12, Block 1, ADDITION TO THE TOWN OF SEATTLE as laid off by the Heirs of SARAH A. BELL, deceased (commonly known as Heirs of SARAH A. BELL'S ADDITION TO THE CITY OF SEATTLE) according to the plat recorded in Volume 1 of Plats, page 103, in King County, Washington;

          EXCEPT the Southwesterly 12 feet of said Lots 1, 2 and 3 condemned by the City of Seattle in King County Superior Court Cause No. 52280, for the widening of Fourth Avenue, as provided by Ordinance 13776 of said City; and

          EXCEPT the Southeasterly 7 feet of said Lots 1 and 12 condemned by the City of Seattle, in King County Superior Court Cause No. 57057 for the widening of Pine Street as provided by Ordinance 14500 of said City;

          TOGETHER WITH all of the vacated alley lying within said Block 1. The Property is generally bounded by Fifth Street on the east, Pine Street on the south, Fourth Avenue on the west, and Olive Way on the north.

     Whereas the parties desire to expand the Premises by an additional 1,285
square feet of Net Rentable Area on the 11th Floor of said Lease.   Now,
therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree to amend the Lease, effective May 15, 2000, as follows:

     1. Section 1(b), Premises, is amended to show that the square footage of the Premises has been revised from 49,750 S.F. to 51,035 S.F. Therefore, Section 1(b), Premises, is amended to read as follows:

          "Premises: Consisting of 16,660 square feet of net rentable area on the 19th floor 16,660 square feet of net rentable area on the 18th floor, 16,430 square feet of net rentable area on the 10th floor and 1,285 square feet of net rentable area on the 11th floor, for a combined total of 51,035 square feet of net rentable area of the building, as outlined on the floor plan attached hereto as Exhibit C-3, including tenant improvements, if any, as described in Exhibit A-3."

          Section 1(b), Premises, is further amended to allow Lessor to re-measure the Premises during the term of this Amendment using the current the BOMA standard for measurement provided, however, that said measurement shall not alter Lessee's Basic Monthly Rent as stipulated in this Lease Amendment III.

     2. Section 1(c), Floor Areas, is amended to show that the agreed rentable area of the Premises has been revised from 49,750 square feet to 51,035 square feet. Therefore, Section 1(c) is amended to read as follows:

          "The agreed net rentable area of the Premises is 51,035 square feet and of the building is 335,850 square feet."

     3. Section 1(e), Commencement Date, is amended to show the terms for the Lease Renewal and Lease Expansion spaces commence- as follows:

Suite      Square Footage          Commencement Date        Renewal/Expansion
-----      --------------          -----------------        -----------------
1102                1,285                May 15, 2000               Expansion
1815                1,475                June 1, 2000               Expansion
1000               16,430           September 1, 2000               Expansion
1800                3,499            November 1, 2000               Expansion
1801               11,686            November 1, 2000                 Renewal
1900               16,660            November 1, 2000                 Renewal
                   ------
TOTAL              51,035

     4. Section 1(f), Expiration Date, for the 1,285 square feet of expansion space shall be co-terminus with the 49,750 square feet. Therefore, the expiration date for the 51,035 square feet shall be October 31, 2005.

     5. Section 1(j), Exhibits, is amended to include the attached Exhibit A-3, Tenant Improvements for the 1,285 square feet of Expansion Space on the Eleventh (11th) Floor.

     6. Section 1(j), Exhibits, is amended to include the attached Exhibit C-3, The Expansion Premises, supplementing the existing Exhibit C-2.

     7. Attachment II, Special Provision #2, Monthly Rent, shall be amended to include an additional 1,285 net rentable square feet. Therefore, the rental rate structure in Attachment II, Special Provision #2, of the Lease Agreement, shall be adjusted to reflect increases to the Net Rentable Area and Monthly Rent upon substantial completion of the tenant improvements as outlined in the attached Exhibit A-3 as follows:

                       Square                Basic        Basic
                       Feet of               Annual       Monthly
     Period            NRA      Floor        Rental Rate  Rent
---------------------  -------  -----------  -----------  -----------
05/15/00 - 05/31/00      1,285         11th       $33.00   $  1,884.67
06/01/00 - 10/31/02      1,285         11th       $33.00   $  3,533.75
06/01/00 - 10/31/02      1,475         18th       $33.00   $  4,056.25
09/01/00 - 10/31/02     16,430         10th       $30.00   $ 41,075.00
11/01/00 - 10/31/02     15,185         18th       $33.00   $ 41,758.75
11/01/00 - 10/31/02     16,660         19th       $33.00   $ 45,815.00
                        ------                             -----------
TOTAL:                  51,035                             $136,238.75

                       Square                Basic        Basic
                       Feet of               Annual       Monthly
     Period            NRA      Floor        Rental Rate  Rent
---------------------  -------  -----------  -----------  -----------
11/01/02 - 10/31/03      1,285  11th              $33.00   $  3,533.75
11/01/02 - 10/31/03     16,430  10th              $31.00   $ 42,444.17
11/01/02 - 10/31/03     16,660  18th              $34.00   $ 47,203.33
11/01/02 - 10/31/03     16,660  19th              $34.00   $ 47,203.33
                        ------                             -----------
          TOTAL:        51,035                             $140,384.58

                       Square                Basic        Basic
                       Feet of               Annual       Monthly
      Period           NRA         Floor     Rental Rate  Rent
---------------------  -------  -----------  -----------  -----------

11/01/03 - 10/31/05      1,285  11th              $33.00   $  3,533.75
11/01/03 - 10/31/05     16,430  10th              $32.00   $ 43,813.33
11/01/03 - 10/31/05     16,660  18th              $35.00   $ 48,591.67
11/01/03 - 10/31/05     16,660  19th              $35.00   $ 48,591.67
                        ------                             -----------
          TOTAL:        51,035                             $144,530.42


     8. Attachment II, Special Provision #6, Parking, is hereby amended to show that Lessee shall have the option to enter into parking contracts for up to one (1) additional parking contract for a total of forty-one
          (41) parking contracts. Said contracts shall be available upon commencement of expansion space as follows:

Commencement Date of Expansion      Parking Contracts Available
------------------------------      ---------------------------
May 15, 2000                        One (1)

          Tenants may use these parking contracts throughout the term of this Agreement at the prevailing rate charged by the operator of the garage plus all applicable Washington State and local taxes.


     9. Attachment II, Special Provisions, Number 4, Expansion Option/Right of First Offer is hereby amended to reflect that Lessee has exercised its expansion for Suite 1102. Therefore, the following is deleted from said option:


       Net            Current Lease    Pre-Existing
Suite  Rentable Area  Expiration Date  Tenant Options
-----  -------------  ---------------  --------------

1102   1,285          03/31/00         None


     10. Section 9(a.9.) "Base Year" is hereby amended to include the following:

          "The Base Year for the 1,285 square feet of Net Rentable Area of expansion space on the Eleventh Floor, shall be 2000."

     Except as herein amended, said Lease shall remain in full force and effect in accordance with all of its terms and provisions.

     IN WITNESS HEREOF, the parties have hereinto set their hands and seals this 31st day of May, 2000.


LESSOR:                                LESSEE:

WESTLAKE CENTER ASSOCIATES             PRIMUS KNOWLEDGE SOLUTIONS, INC.
LIMITED PARTNERSHIP

By:  /s/  J. Patrick Done              By:  /s/  Elizabeth J. Huebner

Its:  V.P. / Grp Dir                   Its: Executive Vice President
                                            & Chief Financial Officer
By: J. Patrick Done

Its: ________________________

                            ACKNOWLEDGMENT OF LESSOR


STATE OF Nevada   )
                  ) ss.
COUNTY OF Clark   )

     On this 31st day of May, 2000, before me, the undersigned, a Notary Public in and for the State of Nevada, duly commissioned and sworn, personally appeared
J. Patrick Done, to me known to be the VP / Group Director, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.

                                       /s/  Janice L. Plummer
                                       Notary Public in and for the State of
[ Seal Imprint ]                       Nevada residing at Las Vegas
                                       My commission expires 11/9/03
                                       Print Name  Janice L. Plummer



                           ACKNOWLEDGMENT OF LESSEE

(Corporate)

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

     On this 24th day of May, 2000, before me personally appeared Elizabeth J. Huebner to me known to be the Exec. V. P & CFO of the corporation that executed the within and foregoing lease, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                       /s/  Mary Robertson
                                       Notary Public in and for the State of
[ Seal Imprint ]                       Washington residing at Bothell
                                       My commission expires 12/25/2000
                                       Print Name  Mary Robertson

                                  EXHIBIT A-3
                          TENANT IMPROVEMENTS FOR THE
                1,285 SQUARE FEET OF 11TH FLOOR EXPANSION SPACE


TENANT IMPROVEMENTS TO BE PROVIDED AT LESSOR'S COST:
----------------------------------------------------

Lessor shall provide the premises in its "As Is" condition under this Lease Amendment except for the following Lessor provided improvements to be completed prior to tenant's occupancy of expansion premises commencing May 15, 2000.

Lessor shall provide the following tenant improvements at Lessor's expense:

1.   Lessor, at its sole cost, shall clean the carpet throughout the Premises.

2. Lessor, at its sole cost, shall repaint all painted surfaces in the Premises with building standard paint in a color to match existing paint color. Lessor shall refurbish doors and frames, as needed, throughout the Premises.

3.   Lessor, at its sole cost, shall replace any damaged ceiling tiles.



Exclusions
----------

Excluded from Lessor's work are all items not specifically included in Items #1 through #3 above. Included in this exclusion are trade fixtures, plumbing, cabinetry, furniture, movable furniture partitions, work stations, wood base, storage shelving, installing telephones, telephone cable, any additional structural work required as a result of the location of files, rolling files, installation of floor track and rolling files, computer and data cable, fine finish items such as wall coverings, floor coverings, millwork, etc., and similar items.

                                  EXHIBIT C-3
                            THE EXPANSION PREMISES





                           [  diagram of premises  ]



                        WESTLAKE CENTER OFFICE TOWER
                        Floor 11
                        Suite 1102
                        1,285 Net Rentable Square Feet